Exhibit 99.1

STRATA Skin Sciences Reports Fourth Quarter and Full-Year 2023 Earnings

Company to host conference call and webcast today, March 27, 2024, at 4:30 PM ET

HORSHAM, Pa., Mar. 27, 2024 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or “the Company”), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the fourth quarter and full-year ended December 31, 2023.

Fourth Quarter and Full-Year 2023 and Recent Business Highlights:
●	Revenue in the fourth quarter of 2023 was $8.7 million
○	Global recurring revenue was $5.6 million
○	Gross domestic recurring billings were $5.3 million
●	Revenue for the full-year 2023 was $33.4 million
○	Global recurring revenue was $21.5 million
○	Gross domestic recurring billings were $20.2 million
●	Increased domestic installed base to 923 XTRAC® devices at December 31, 2023
●
Launched new TheraClear®X Acne Therapy System in January 2023 and implemented the recurring revenue model in December 2023, which targets clinical dermatology insurance reimbursed procedures - currently 92 devices in operation by year end

●	Announced leadership transition, in October 2023, with Dr. Dolev Rafaeli appointed as Vice-Chairman, President and Chief Executive Officer
●	Reimplemented strategic revenue model emphasizing recurring revenue through a Direct-to-Consumer (DTC) approach, providing value add services to its partner clinics
●
Completed sales and marketing department optimization in July 2023 which directly lead to a reduction of sales and marketing expenditures for the year, with full benefits expected to be realized in 2024

●
Amended credit facility with MidCap Financial Trust to refinance existing debt and ensure alignment with the Company’s current and future business projections by supporting operational and capital needs

●
Initiated outreach initiative focused on broadening Current Procedural Terminology (“CPT”) code coverage to increase patient access to advanced treatments and enable higher provider reimbursement rates

●	Showcased TheraClear®X and XTRAC® products at Maui Derm 2024, demonstrating the TheraClearX® safety and efficacy in significantly reducing cystic and papular acne lesions by over 50% within 1-2 weeks

“2023 was a pivotal year for STRATA, marked by strategic growth, product innovation, and market expansion,” stated Dr. Dolev Rafaeli, Vice-Chairman, President and CEO of STRATA. He continued, “We entered the large acne treatment market with the successful launch of our TheraClearX® device, expanded our terms with our credit facility to further influence growth, and  re-invigorated the DTC recurring revenue model that was in place during my previous tenure as CEO, making it more robust than before.  As we continue to ramp up this model, we are focused on executing our strategic priorities - driving utilization and placements of our XTRAC® and TheraClearX® systems, pursuing opportunities in new geographies, and leveraging our patient-focused marketing to increase awareness and adoption of our treatments. I am excited to lead STRATA in this next chapter as we work to improve operating results and deliver value to our shareholders.”

Fourth Quarter 2023 Financial Results
Revenues for the fourth quarter of 2023 were $8.7 million, as compared to revenues of $10.6 million for the fourth quarter of 2022. Global recurring revenues for the fourth quarter of 2023 were $5.6 million, as compared to global recurring revenues of $6.5 million for the fourth quarter of 2022. Equipment revenues were $3.1 million for the fourth quarter of 2023, as compared to $4.1 million for the fourth quarter of 2022.

Gross profit for the fourth quarter of 2023 was $4.8 million, or 55% of revenues, as compared to $6.8 million, or 65% of revenues, for the fourth quarter of 2022.

Selling and marketing costs for the fourth quarter of 2023 were $2.8 million, as compared to $3.8 million for the fourth quarter of 2022. General and administrative costs for the fourth quarter of 2023 were $2.8 million, as compared to $2.5 million for the fourth quarter of 2022.

Impairment expense for the fourth quarter of 2023 was $2.3 million, related to goodwill impairment in the dermatology recurring procedures segment. There was no impairment expense in the fourth quarter of 2022.

Other expenses for the fourth quarter of 2023 were $0.4 million, compared to $0.2 million for the fourth quarter of 2022.

Net loss for the fourth quarter of 2023 was $3.8 million, which included the realization of the goodwill impairment of $2.3 million. This resulted in a net loss of $0.11 per basic and diluted common share. Compared to the fourth quarter of 2022, net loss was $0.2 million or a net loss of $0.005 per basic and diluted common share.

Full Year 2023 Financial Results

Revenues for the full year 2023 were $33.4 million, as compared to revenues of $36.2 million for the full year 2022. Global recurring revenues for the full year 2023 were $21.5 million, as compared to global recurring revenues of $23.0 million for the full year 2022. Equipment revenues were $11.8 million for the full year 2023, as compared to $13.1 million for the full year 2022.

Gross profit for the full year 2023 was $18.5 million, or 55.3% of revenues, as compared to $21.8 million, or 60.2% of revenues, for the full year 2022.

Selling and marketing costs for the full year 2023 were $13.0 million, as compared to $15.3 million for the full year 2022. General and administrative costs for the full year 2023 were $10.5 million, as compared to $10.1 million for the full year 2022.

Impairment expense for the full year 2023 was $2.3 million, related to goodwill impairment in the dermatology recurring procedures segment. There was no impairment expense in 2022.

Other expenses for the full year 2023 were $2.3 million compared to $0.8 million for the full year 2022.

Net loss for the full year 2023 was $10.8 million, which included the realization of the goodwill impairment of $2.3 million. This resulted in a net loss of $0.31 per basic and diluted common share. Compared to last year, net loss was $5.6 million or a net loss of $0.16 per basic and diluted common share.

Cash, cash equivalents and restricted cash at December 31, 2023, were $8.1 million.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 PM ET. The conference call will be concurrently webcast. The link to the webcast is available here: 4Q23 & Full Year Earnings Webcast and will be archived for future reference. To listen to the conference call, please dial 877-269-7756 (US/Canada), 201-689-7817 (International), and use the conference ID number 13736453.

Non-GAAP Financial Measures
We have determined to supplement our consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), presented elsewhere within this report, with certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross profit, which excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues, and non-GAAP adjusted EBITDA, “Earnings Before Interest, Taxes, Depreciation, and Amortization.”

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP, should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. We consider these non-GAAP measures in addition to our results prepared under current accounting standards, but they are not a substitute for, nor superior to, U.S. GAAP measures. These non-GAAP measures are provided to enhance readers’ overall understanding of our current financial performance and to provide further information for comparative purposes. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Gross Profit or Net Earnings (Loss) determined in accordance with U.S. GAAP. Specifically, we believe the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of our core operating results and business outlook. In addition, we believe non-GAAP measures enhance the comparability of results against prior periods.

Reconciliation to the most directly comparable U.S. GAAP measure of all non-GAAP measures included in this Annual Report is as follows:
	Year Ended December 31,
(in thousands)	2023	2022
Net loss	(10,830)	$(5,549)

Adjustments:
Depreciation and amortization	5,553	5,293
Amortization of operating lease right-of-use asset	349	395
Loss on disposal of property and equipment	72	52
Benefit from / (provision for) income taxes	(92)	63
Interest income	(231)	(89)
Interest expense	1,640	926
Non-GAAP EBITDA	(3,539)	1,091
Impairment of goodwill	2,284	—
Stock-based compensation	1,303	1,466
Loss on debt extinguishment	909	—
Non-GAAP adjusted EBITDA	$957	$2,557

XTRAC Gross Domestic Recurring Billings

XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the third quarter of 2023 and 2022 (in thousands):

	Three Months Ended December 31,		YTD
(in thousands)	2023	2022	2023	2022
Gross domestic recurring billings	$4,947	$5,768	$19,622	$22,271
Co-Pay adjustments	(87)	294	(343)	(268)
Other discounts	(22)	(40)	(110)	(163)
Deferred revenue from prior quarters	1,913	2,309	2,170	1,867
Deferral of revenue to future quarters	(1,624)	(2,170)	(1,624)	(2,170)
GAAP Recorded domestic revenue	$5,127	$6,161	$19,715	$21,537

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing and marketing innovative products for the in-office treatment of various dermatologic conditions such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
sskn@cg.capital

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$6,784	$5,434
Restricted cash	1,334	1,361
Accounts receivable, net of allowance for credit losses of $222 and $382 at December 31, 2023 and 2022, respectively	4,440	4,471
Inventories	2,673	3,095
Prepaid expenses and other current assets	312	691
Total current assets	15,543	15,052
Property and equipment, net	11,778	9,950
Operating lease right-of-use assets	626	975
Intangible assets, net	7,319	17,394
Goodwill	6,519	8,803
Other assets	231	98
Total assets	$42,016	$52,272

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,343	$3,425
Accrued expenses and other current liabilities	6,306	6,555
Deferred revenues	2,120	2,778
Current portion of operating lease liabilities	352	355
Current portion of contingent consideration	53	313
Total current liabilities	12,174	13,426
Long-term debt, net	15,044	7,476
Deferred revenues and other liabilities	552	314
Deferred tax liability	186	306
Operating lease liabilities, net of current portion	237	610
Contingent consideration, net of current portion	1,135	8,309
Total liabilities	29,328	30,441
Commitments and contingencies (Note 11)
Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 35,060,920 and 34,723,046 shares issued and outstanding at December 31,2023 and 2022, respectively	35	35
Additional paid-in capital	250,711	249,024
Accumulated deficit	(238,195)	(227,228)
Total stockholders’ equity	12,688	21,831
Total liabilities and stockholders’ equity	$42,016	$52,272

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Revenues, net	$33,358	$36,161
Cost of revenues	14,897	14,393
Gross profit	18,461	21,768
Operating expenses:
Engineering and product development	1,317	1,029
Selling and marketing	12,956	15,301
General and administrative	10,508	10,087
Impairment of goodwill	2,284	—
	27,065	26,417
Loss from operations	(8,604)	(4,649)
Other (expense) income:
Interest expense	(1,640)	(926)
Interest income	231	89
Loss on debt extinguishment	(909)	—
	(2,318)	(837)
Loss before income tax expense	(10,922)	(5,486)
Income tax benefit (expense)	92	(63)
Net loss	$(10,830)	$(5,549)

Net loss per share of common stock, basic and diluted	$(0.31)	$(0.16)
Weighted average shares of common stock outstanding, basic and diluted	34,920,291	34,712,246

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,830)	$(5,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,553	5,293
Impairment expense	2,284	—
Amortization of operating lease right-of-use assets	349	395
Amortization of deferred financing costs and debt discount	140	157
Change in allowance for credit losses	(110)	107
Stock-based compensation expense	1,303	1,466
Loss on debt extinguishment	909	—
Loss on disposal of property and equipment	72	52
Deferred income taxes	(120)	40
Changes in operating assets and liabilities:
Accounts receivable	141	(1,145)
Inventories	689	(1,340)
Prepaid expenses and other assets	246	(111)
Accounts payable	(100)	603
Accrued expenses and other liabilities	(197)	229
Deferred revenues	(472)	(644)
Operating lease liabilities	(376)	(477)
Net cash used in operating activities	(519)	(924)
Cash flows from investing activities:
Purchase of property and equipment	(5,019)	(3,736)
Cash paid in connection with TheraClear asset acquisition	—	(631)
Net cash used in investing activities	(5,019)	(4,367)
Cash flows from financing activities:
Proceeds from long-term debt	7,000	—
Payment of deferred financing costs	(97)	—
Payment of contingent consideration	(42)	(500)
Net cash provided by (used in) financing activities	6,861	(500)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,323	(5,791)
Cash, cash equivalents and restricted cash at beginning of year	6,795	12,586
Cash, cash equivalents and restricted cash at end of year	$8,118	$6,795

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,415	$744
Cash paid during the year for income taxes	$22	$19
Supplemental schedule of non-cash operating, investing and financing activities:
Modification of common stock warrants	$384	$—
Transfer of property and equipment to inventories	$267	$463
Change in intangible assets and fair value of contingent consideration	$7,374	$—
Accrued exit fee recorded as debt discount	$450	$—
Accrued payment of contingent consideration	$18	$—
Inventories acquired in connection with TheraClear asset acquisition	$—	$71
Intangible assets acquired in connection with TheraClear asset acquisition	$—	$10,182
Contingent consideration issued in connection with TheraClear asset	$—	$9,122
Common stock issued in connection with TheraClear asset acquisition	$—	$500
Change in operating lease right-of-use assets and liabilities due to new and amended leases	$—	$732